AMENDMENT 5 TO SHARE PURCHASE AGREEMENT AND OPTION AGREEMENT

THIS AMENDMENT NO. 5 (“Agreement”) is made and entered into as of the 6th day of November 2015 to a SHARE PURCHASE AGREEMENT, dated as of January 20, 2015, as amended as of March 27, 2015 and as further amended on the 1st day of June 2015 and on the 10th day of July 2015, and on September 30, 2015 (collectively, the “Purchase Agreement”) by and among: K LASER TECHNOLOGY, INC., a Taiwan corporation, (“K Laser”), the other Persons who are listed as Majority Shareholders on Exhibit A-1 to the Purchase Agreement; 寶萊特科技股份有限公司（BOXLIGHT DISPLAY, INC.), a corporation organized under the laws of Taiwan (the “Purchaser”); BOXLIGHT CORPORATION (formerly, LOGICAL CHOICE CORPORATION), a corporation organized under the laws of the State of Nevada, United States (the “Parent”); and VERT CAPITAL CORP., a corporation organized under the laws of the State of Delaware, United States (“Vert”).

Reference is also made to an OPTION AGREEMENT, dated as of January 20, 2015, as amended as of March 27, 2015 and as further amended as of June 1, 2015 and on the 10th day of July 2015 and on September 30, 2015 (collectively, the “Option Agreement”) by and among: K Laser; the other Persons who are listed as the shareholders of EVEREST DISPLAY, INC., a corporation organized under the laws of Taiwan (“EDI”) on Exhibit A (“Majority Shareholders”); the Participating Minority Shareholders (as defined in the Purchase Agreement); Parent and Vert. K Laser, the other Persons who are listed as Majority Shareholders and the Participating Minority Shareholders (as defined in the Purchase Agreement) are hereinafter collectively referred to as the “Option Holders.”

1. Pursuant to ARTICLE III of the Purchase Agreement and for the purposes of ARTICLES I, II, V, VI, VIII and X of the Purchase Agreement, K Laser has been appointed as the Shareholders’ Representative (the “Shareholders’ Representative”) by the Selling Parties (as defined in the Purchase Agreement)). In addition, the Option Agreement acknowledges that K Laser had been appointed as Shareholders Representative.

2. This Agreement will acknowledge that all references in the Purchase Agreement and Option Agreement to “Boxlight Display, Inc., a Taiwan corporation” or the “Purchaser” be, and the same is hereby amended to replace Boxlight Display, Inc. with the term “Boxlight Holdings, Ltd., a Taiwan corporation” and all references in the Purchase Agreement and the Option Agreement to the “Purchaser” shall mean and include only Boxlight Holdings, Ltd.

3. This Agreement will further acknowledge that as at the date of execution of the original Purchase Agreement in January 2015, Logical Choice Corporation (now Boxlight Corporation), a Nevada corporation did not own any of the share capital of Boxlight Holdings, Ltd.

4. Section 1.5 of the Purchase Agreement is deleted in its entirety and is replaced by the following Section 1.5:

1.5 Closing. Upon the terms and subject to the conditions set forth herein, the closing of the sale and purchase of the Subject Shares and related transactions under the Option Agreement referred to herein (the “Closing”) will take place at 10:00 a.m., Taiwan time, immediately after the consummation of a “Liquidity Event” defined herein and after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Closing set forth herein (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Pamir Law, attorneys at law, and Taiwan counsel to the Purchaser in Taipei, Taiwan, unless another place is agreed to in writing by the parties hereto, and the actual date of the Closing is hereinafter referred to as the “Closing Date.” Notwithstanding the foregoing, if the Liquidity Event and the Closing do not occur prior to December 15, 2015, the Shareholders’ Representative shall have the option to terminate this Agreement unless otherwise agreed to between the Shareholders’ Representative, the Purchaser and the Parent.

5. Section 1.4 of the Option agreement is deleted in its entirety and is replaced by the following Section 1.4:

1.4 Closings. Upon the terms and subject to the conditions set forth herein, exercise of the Option and the closing of the issuance and sale and the purchase of the Option Shares and related transactions under this Option Agreement (the “Closing”) will take place at 10:00 a.m., Taiwan time, on a date which shall be simultaneous with the Closing Date of the transactions contemplated by the Share Purchase Agreement. The Closing shall be held at the offices of Pamir Law, attorneys at law, and Taiwan counsel to the Company, in Taipei, Taiwan, unless another place is agreed to in writing by the parties hereto, and the actual date of the Closing is hereinafter referred to as the “Closing Date.” Notwithstanding the foregoing, in no event shall the Closing of the exercise of the Option be earlier than or later than the Closing Date under the Share Purchase Agreement, and, unless otherwise agreed to by the Company and the “Shareholders Representative” (as defined in the Share Purchase Agreement), in no event shall such Closing of the exercise of the Option be later than December 15, 2015 “Outside Closing Date” under the Share Purchase Agreement.

6. All references to the Liquidity Event and the Closing and the Outside Closing Date in both the Purchase Agreement and the Option Agreement shall mean December 15, 2015.

7 In the event of any inconsistency between the terms of the Purchase Agreement and/or the Option Agreement with terms and conditions set forth in this Amendment No. 5, the provisions of this Amendment No. 5 shall govern.

8. Except as amended by this Agreement all of the terms and conditions of the Purchase Agreement and the Option Agreement shall remain in full force and effect and are incorporated herein by this reference as though more fully set forth herein at length.

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Signature page follow

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement on the date first above written.

Parent:	BOXLIGHT CORPORATION (formerly, Logical Choice Corporation)

By:	/s/ Mark Elliott
Name:	Mark Elliott
Title:	CEO

Purchaser:	寶萊特科技股份有限公司 (BOXLIGHT HOLDINGS, LTD.)

By:	/s/ Mark Elliott
Name:	Mark Elliott
Title:	Chairman

Vert:	VERT CAPITAL CORP.

By:	/s/ Michael Pope
Name:	Michael Pope
Title:	Managing Director

Majority Shareholders:	K LASER TECHNOLOGY INC. in its capacity as Majority Shareholder and for the purpose of ARTICLES I, II, V, X, VI, VIII and X, as Shareholders’ Representative

By:	/s/ Alex Kuo
Name:	Alex Kuo
Title:	Chairman